UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2005

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2005, Corinthian Colleges, Inc. (the "Company") distributed employment agreements to three of its executive officers: Bill Buchanan, the Company's Executive Vice President, Marketing; Robert C. Owen, the Company's Senior Vice President and Chief Accounting Officer; and Mark Pelesh, the Company’s Executive Vice President, Legislative & Regulatory Affairs. Each of such officers has subsequently executed his respective employment agreement and agreed to be bound thereby.

The following summary of the employment agreements of Mssrs. Buchanan, Owen and Pelesh is qualified in its entirety by reference to the text of the employment agreements, a copy of the form of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

The employment agreement with each of Mssrs. Buchanan, Owen and Pelesh has an initial term of two years and, in the absence of advance written notice by either party to the other, will be automatically extended for an additional year on each anniversary of the effective date of the employment agreement. The maximum term of each of the employment agreements, even with the automatic extensions, is five years.

Mr. Buchanan's employment agreement provides for the payment of an annual base salary of not less than $260,000; Mr. Owen's employment agreement provides for the payment of an annual base salary of not less than $239,200; and Mr. Pelesh's employment agreement provides for the payment of an annual base salary of not less than $286,000. The amount of the base salary for each such employee will be reviewed annually by the Compensation Committee. The base salary can only be reduced involuntarily by the Company to the extent such reduction is made equally to all peer employees (defined in each employment agreement as all employees of the Company who have the title of Vice President or above, other than Chairman of the Board, David G. Moore). Each of Mssrs. Buchanan, Owen and Pelesh is also entitled to participate in and be covered by all bonus, incentive and other employee health, insurance, 401K and other plans and benefits currently established for the employees of the Company. In addition, the employment agreements provide Mssrs. Buchanan, Owen and Pelesh with vacation benefits of no less than three weeks per year and reimbursement of all business expenses. Each employment agreement provides that if the Company terminates such employee's employment without cause, or if such employee resigns his employment under certain circumstances set forth in the employment agreement, then such employee shall be entitled to a lump sum payment (the "Lump Sum Payment") equal to (A) one times the value of his annual base salary for the most recent 12 months plus (B) one times the value of his average annual bonus under any bonus plan or arrangement with the Company for the previous two fiscal years. If such termination or resignation occurs in anticipation of (as defined in the employment agreements) or within 12 months after a change-in-control of the Company (as defined in the employment agreements), each of Mssrs. Buchanan, Owen and Pelesh would be entitled to receive a payment equal to two times the Lump Sum Payment.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

August 16, 2005	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Form of Employment Agreement, distributed August 10, 2005, between Corinthian Colleges, Inc. and each of Bill Buchanan, Robert C. Owen and Mark Pelesh.